Exhibit 99.1

Strong Cash Generation Enables Mitel to Voluntarily Pay Down $15 Million

Against Existing Credit Facility

OTTAWA, Ontario – March 31, 2016 (GLOBE NEWSWIRE) — Mitel® (Nasdaq:MITL) (TSX:MNW), a global leader in real-time business, cloud and mobile communications, announced that as a result of its strong cash position, the company today will be making a US$15 million payment against its existing credit facility. This is Mitel’s second voluntary debt payment this year, bringing the total debt repaid in 2016 to US$40 million.

“Consistent with our commitments to shareholders, we are taking cash generated during the March quarter in excess of our working capital requirements to make our second voluntary debt reduction payment in 2016,” said Steve Spooner, Chief Financial Officer.

Mitel’s results for the first quarter of 2016 for the period ending March 31, 2016 will be issued before the market opens on Thursday, May 5, 2016. Details of the first quarter fiscal 2016 conference call will be confirmed in a separate announcement.

Forward Looking Statements

Some of the statements in this press release are forward-looking statements (or forward-looking information) within the meaning of applicable U.S. and Canadian securities laws. These include statements using the words believe, target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, operational and other factors. Any changes in these assumptions or other factors could cause actual results to differ materially from current expectations. All forward-looking statements attributable to Mitel, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements set forth in this paragraph. Undue reliance should not be placed on such statements. In addition, material risks that could cause actual results to differ from forward-looking statements include: the inherent uncertainty associated with financial or other projections; the anticipated size of the markets and continued demand for Mitel’s products; access to available financing on a timely basis and on reasonable terms; Mitel’s ability to achieve or sustain profitability in the future; fluctuations in quarterly and annual revenues and operating results; fluctuations in foreign exchange rates; current and ongoing global economic instability, political unrest and related sanctions; intense competition; reliance on channel partners for a significant component of sales; dependence upon a small number of outside contract manufacturers to manufacture products; and, Mitel’s ability to successfully implement and achieve its business strategies including its growth of the company through acquisitions and the integration and realization of synergies resulting from recently acquired businesses. These and other risks are more fully described under the heading “Risk Factors” in Mitel’s Annual Report on Form 10-K for the year ended December 31, 2015, which is expected to be filed on February 29, 2016. Forward-looking statements speak only as of the date they are made. Except as required by law, Mitel does not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

About Mitel

A global market leader in enterprise and mobile communications powering more than 2 billion business connections and 2 billion mobile subscribers every day, Mitel (Nasdaq:MITL) (TSX:MNW) helps businesses and mobile carriers connect, collaborate and provide innovative services to their customers. Our innovation and communications experts serve more than 60 million business users in more than 100 countries, and 130 mobile service providers including more than half of the top 20 mobile carriers in the world. We are uniquely powering the mobile enterprise using the real-time cloud. For more information, go to www.mitel.com and follow us on Twitter @Mitel.

Mitel is the registered trademark of Mitel Networks Corporation.

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Contact Information

Media – Americas Camille Beasley 469-212-0433 camille.beasley@mitel.com	Media – EMEA/AP Duncan Miller +44 (0) 1291 612 646 duncan.miller@mitel.com

Investor Michael McCarthy 469-574-8134, michael.mccarthy@mitel.com	Industry Analyst Amy MacLeod 613-592-2122 amy.macleod@mitel.com